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                                                                   Exhibit 1



                              Visible Genetics Inc.
                    Consolidated Statements of Operations for
                          12 months ended June 30 2001
                             (United States Dollars)
                                   (Unaudited)


Sales
      Products                                             $ 13,271,407
      Services                                                  251,934
                                                           ------------
                                                             13,523,341
                                                           ------------

Cost of sales
      Products                                               10,260,562
      Services                                                  247,784
                                                           ------------
                                                             10,508,346
                                                           ------------

Gross margin                                                  3,014,995
Expenses
 Sales, general and administrative                           32,158,977
  Research and development                                   11,030,330
  Exit and termination costs                                    540,000
                                                           ------------
                                                             43,729,307
                                                           ------------

Loss from operations before interest                        (40,714,312)

      Interest income                                         4,370,514
      Interest and financing expense                            (12,237)
                                                           ------------
Net loss for the period                                     (36,356,035)
                                                           ------------

      Cumulative preferred dividends and accretion
      of discount attributable to preferred stock            (3,381,168)
                                                           ------------
Net loss attributable to common shareholders              $ (39,737,203)
                                                           ------------
      Weighted average number of common
      shares outstanding                                     16,070,019
                                                           ------------
Basic and fully diluted loss per share                          $ (2.47)
                                                           ------------